Exhibit 10.58








                                   July 15, 1997



Mr. John R. Reisenberg
c/o Specialty Foods Corporation
25 Tri-State International Office Center
Suite 250
Lincolnshire, Illinois  60069

Dear Jack:

     We are pleased to inform you that you are eligible to participate in a deferred bonus plan that has been adopted by Specialty Foods Corporation (the "Company"). Under this plan, you will receive bonus payments in consideration for your continued employment by the Company or any affiliate or subsidiary of the Company (collectively, the "SFC Companies"). The terms and conditions of this bonus are set forth below:

     1.   Deferred Bonus Payment.

          (a) Subject to the provisions of Section 2, you are eligible to receive a one-time bonus (the "Deferred Bonus") in an amount equal to the sum of:

               (i)  The aggregate gross amount of cash
                    payments which you have already received from the SFC Companies for annual bonus payments covering the fiscal years 1994 through 1996 (the "Retroactive Bonus"). You and the Company agree that the amount of the Retroactive Bonus which you have received equals $254,720.00 and consists of the payments set forth on Exhibit A hereto; and

               (ii) The aggregate gross amount of cash
                    payments which you receive from the SFC
                    Companies for annual bonus payments
                    covering the fiscal years 1997 and 1998
                    (the "Future Bonus").  The amount of the
                    Future Bonus shall be reasonably
                    determined by the Company in a manner
                    consistent with the calculation of the
                    Retroactive Bonus (as set forth herein).
                    In no event shall any payments made to
                    you (x) for base salary, (y) under the
                    Long Term Incentive Compensation Plan of any of the SFC Companies dated July 11, 1997 (the "LTI Plans"), or (z) under the Divestiture Award Bonus Plan dated July 15, 1997 be included in calculating the amount of the Deferred Bonus.

          (b) The amount of the Deferred Bonus payable to you shall be reduced by the amount of any payments made to you under the LTI Plans. In the event that payments made to you under the LTI Plans exceed the amount of the Deferred Bonus, no amounts of Deferred Bonus shall be payable to you hereunder.

          (c) The Deferred Bonus (as reduced by the LTI Plan payments pursuant to clause (b)) shall be paid as follows:

               (i) Forty percent (40%) of such amount shall be paid on the earliest of (x) the date occurring ninety (90) days after a Change in Control of the Company (as defined in the SFC LTI Plan), (y) the date of which the first installment is paid under the LTI Plan, and (z) March 31, 1999 (the "First Payment"); and

               (ii) The remaining sixty percent (60%) of
                    such amount shall be paid on the
                    earliest of (x) the date occurring
                    ninety (90) days after a Change in
                    Control of the Company (as defined in
                    the SFC LTI Plan), (y) the date on which the second installment is paid under the LTI Plans, and (z) March 31, 2000 (the "Second Payment").

     2. Conditions. The payment of all or any part of the Deferred Bonus potentially payable to you hereunder is expressly conditioned upon the satisfaction of the following conditions:

          (a) To earn the right to receive the First Payment, you must remain employed by the Company through January 15, 1999, unless (i) you are terminated by the Company prior to such date for other than cause or (ii) you are terminated by the Company (other than for cause) or resign following a Change of Control; and

          (b) To earn the right to receive the Second Payment, you must remain employed by the Company through January 15, 2000, unless (i) you are terminated by the Company prior to such date for other than cause or (ii) you are terminated by the Company (other than for cause) or resign following a Change of Control.

          For purposes of this Agreement, "Cause" shall mean (i) your continued failure to substantially perform your employment duties (other than as a result of incapacity due to physical or mental disability), (ii) your gross negligence or dishonesty,
(iii) your repeated violation of any reasonable rule or regulation of the Company after written notice, or (iv) your arrest or conviction for the commission of any felony or other crime involving dishonesty or moral turpitude.

     3. Continued Employment. This Agreement is not a contract of employment. Nothing expressed or implied in this Agreement shall create any right or duty of your continued employment by the Company or its successor. The Company reserves all rights to cause your employment to be terminated at any time with or without cause.

     4. Unfunded Plan. The Company's obligations under this Agreement shall be unfunded. Neither the Company or any of its subsidiaries shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Agreement.

     5. Successors Bound. The rights and obligations of the Company hereunder shall inure to the benefit of and be binding upon the successors of the Company.

     6. Assignment. You shall not assign any rights or benefits granted to you by the terms of this Agreement or encumber in any way your interests herein; provided, however, that in the event of your death, any payments then due and owing will be made when due to the legal representative of your estate.

     7. Notices and Other Documents. All payments, requests, notices and the like may be made to you by mailing the same to you at the address set forth below or at such other address as you may file in writing with the Company for that purpose. Notices, requests and the like sent by you to the Company shall be sufficient if mailed to Specialty Foods Corporation, 25 Tri-State International Office Center, Suite 250, Lincolnshire, Illinois 60069, Attention: Vice President, Human Resources, or to such other address as the Company may furnish to you for this purpose from time to time in writing.

     8. Employment Taxes. All payments made under this Agreement shall be subject to withholding tax, other employment taxes and other withholds and deductions as required by applicable law or regulation, as in effect from time to time.

     9. Effect of Agreement. This Agreement shall have a term expiring on June 30, 2000, at which time it shall expire and be of no further force or effect, except to the extent that rights of payment have accrued to you hereunder prior to such date.

     10. Governing Law/Jurisdiction. The substantive law (and not the law of conflicts) of the State of Illinois will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. The parties hereby waive their rights to request or demand a trial by jury in the event controversy arises under this Agreement.

     If the foregoing correctly sets forth your understanding of the Agreement between us, please sign both copies of this Agreement in the place indicated below and return one copy to us.

                                   Very truly yours,

                                   SPECIALTY FOODS CORPORATION


                                   By:  /s/ Lawrence S. Benjamin
                                   Name:     Lawrence S. Benjamin
                                   Title:    President & CEO


Agreed to this 15 day of July, 1997


/s/ John R. Reisenberg
         John R. Reisenberg


EXHIBIT A


Deferred Bonus Plan
John R. Reisenberg



Year Earned                      Bonus Paid
-----------                      ----------
1994                             $59,500

1995                             15,987

1996                             179,233(1)

Total                            $254,720




(1)Includes full 1997 bonus payment plus retention bonus due under the terms and conditions of the Special Bonus Plan.